SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  July 10, 2009

(Date of earliest event reported)

XECHEM INTERNATIONAL, INC.

(Exact name of registrant as specified in the charter)

Delaware	0-23788	22-3284403
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Xechem International, Inc.
PO Box 327
Middletown, NJ  07748-0327
 (732) 247-3300

Registrant’s telephone number including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Company filed the following self explanatory letter with the Securities and Exchange Fraud Enforcement Division on July 10, 2009:

Xechem International, Inc. ("Company") is a public company.  It has come to our attention that Dr. Ramesh Pandey, CEO of the Company from the time it went public in 1994 until his removal in July 2007, may have filed fraudulent SEC documents.  SEC documents filed and signed by Dr. Pandey indicate that Xechem International owns 2/3 of Xechem India Pvt, Ltd. (“XIndia”) as shown by the following statement from the 10QSB filed in 2007, “(c) Xechem India is presently owned 66-2/3% by the Company and the remainder by Ramesh C. Pandey and family members”.  It was discovered in 2007 that XIndia is nearly 100% owned by Mr. Pandey and this was reported to the SEC.  The Company sent over $1 million to XIndia since 2000, which was used to buy land owned by XIndia, pay employees, including members of Dr. Pandey’s family and other uses. It was thought this situation could be resolved, however, as of July 10, 2009, the Company still does not have 2/3 ownership of XIndia per SEC filings.

On another matter, Dr. Pandey filed a 10QSB and a S3/A dated 8/14/02 and 10/19/02, respectively, stating that a drug (NIPRISAN) licensed by the Company from the National Institute of Pharmaceutical Research and Development (NIPRD) in Nigeria, was patented in 46 countries.  This was in accordance with the statements in the NIPRD license agreement signed in July 2002.

NIPRISAN has been a major asset of the Company since 2002.  The Company has invested millions of dollars in Nigeria since July 2003 and investors relied on the statements found in the SEC filings of NIPRISAN patent protection when investing in the Company.  At the time of signing the license agreement with NIPRD in July 2002, there were not 46 patents covering NIPRISAN and Nigerian Government Officials knew or should have known this.

There is no evidence that Dr. Pandey knew about this constructive fraud when he signed the license agreement in July 2002 and filed SEC documents stating there were patents in 46 countries.  Recently discovered Company documents, however, indicate that between July 2003 and July 2004 Dr. Pandey discovered there were not 46 patents covering NIPRISAN and failed to make this known to the public.  Investors continued to rely on the earlier SEC filings when buying and selling the common stock and when investing over $10 million in convertible debt in the Company, under the belief there were 46 patents covering NIPRISAN.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xechem International, Inc.

Dated: July 10, 2009	By:	/s/ Robert Swift
Chief Oversight Officer

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